SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (as the same may be amended, modified or supplemented from time to time, the “Agreement”) is made and entered into as of February 8, 2011 (the “Effective Date”), by and between Sombrio Capital Corp., a Nevada corporation (including its successors, the “Corporation”), and Ken MacAlpine (“KM”).

WHEREAS, KM is the Corporation’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director, and the beneficial owner of 5,000,000 shares of the Corporation’s common stock, held by KIF Capital Corp., a corporation that KM has the sole voting and dispositive power over the securities held for the account of (the “KM Shares”); and

WHEREAS, it is KM's desire to now resign as the Corporation's sole Officer and Director;

             NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Resignation.  The parties hereby agree that the employment arrangement between KM and the Corporation pursuant to which KM serves as the Corporation’s President, Chief Executive Officer, and any other position with the Corporation is automatically and without further action terminated as of the Effective Date. Except as expressly provided in this Agreement, all rights and obligations of KM and the Corporation with respect to KM’s employment with the Corporation are duly and effectively terminated as of the Effective Date.  As of the Effective Date, KM resigns from the Corporation’s Board of Directors.  After the Effective Date, KM agrees to cooperate with the Corporation as is reasonably necessary to assist on transitional and resale registration statement issues.  As of the Effective Date, KM agrees that he shall not represent to any third party that he is acting as an officer or director of the Corporation.

2. Cancellation of Shares.  After the Effective Date, if the KM Shares are not cancelled by the twentieth day following the Effective Date, (the “Cancellation Date”), the KM Shares (the “Cancellation Shares”) of the Corporation’s common stock (the “Common Stock”) beneficially owned by KM, as well as any other securities of the Corporation owned by KM including shares issued to KIF Capital Corp., a private company controlled by KM, and including common stock, options, warrants, rights, notes, debentures, and preferred stock, shall be deemed cancelled (the “Share Cancellation”), resulting in KM owning after the Share Cancellation no shares of Common Stock or any other securities of the Corporation. Without limiting the foregoing, on or prior to the Cancellation Date, KM shall deliver to the Corporation (and/or its designees) stock certificates representing the Cancellation Shares owned by him along with stock powers signed in blank and medallion signature guaranteed, or other signature guarantee acceptable to the Company's transfer agent. On or prior to the Cancellation Date, KM shall deliver to the Corporation certificates representing any other shares of the Corporation’s securities that KM may own along with stock powers containing medallion guarantee, or other acceptable signature guarantee,(or such other appropriate transfer documents).

3. Benefits.  KM will not be eligible for any compensation or employer-sponsored benefits after the Effective Date.

4. Payment to KM. Immediately after the execution of this Agreement by all of the parties hereto, the Cancellation Shares shall be delivered to the Corporation with appropriate stock powers medallion signature guaranteed, or other form of signature guarantee acceptable to the Company's transfer agent, and the Corporation shall pay KM the sum of $100,000, which sum has already been delivered to KM and which KM acknowledges receipt of.

5. Corporation Property. KM represents, warrants and covenants that he has returned to the Corporation, or will return to the Corporation on or before the Effective Date, all Corporation property including, but not limited to, credit cards, cash cards, banking information, computers, telecommunications equipment and keys.

6.  Representations by and Covenants of KM.  KM hereby represents and warrants to the Corporation that:

a.

As of the Effective Date and assuming the Share Cancellation, KM shall not beneficially own any shares of Common Stock or any other securities of the Corporation including options, warrants, debentures or preferred stock.

b.

RESERVED.

c.

RESERVED.

d.

All issuances of Common Stock by the Corporation have been made in accordance with applicable federal securities laws and the state securities laws of the given states in which the securities were offered and/or sold.  Accordingly, the Corporation will not be subject to contingent liabilities which could include, without limitation, (i) rescission obligations and/or other liabilities for damages to purchasers of Common Stock who resided in the States where the Common Stock was offered and/or sold; and/or (ii) punitive damages, fines, penalties and/or other sanctions which might be imposed in connection with any enforcement actions brought by any such regulatory authorities of the States where the Common Stock was offered and/or sold.

e.

RESERVED.

f.

The Corporation has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or Section 15(d) of the Exchange Act (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”).  As of their respective dates,  the SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

7. Mutual Non-Disparagement.  KM solely on behalf of himself and his estate, and the Corporation, for itself and on behalf of its officers, directors, partners, managers, members, employees, agents, and attorneys, with regard to KM and his employment with the Corporation and his service to the Corporation, expressly acknowledge, agree, and covenant that they will not make any statements, comments, or communications that could constitute disparagement of one another or that may be considered to be derogatory or detrimental to the good name or business reputation of one another.

8. Release.  In exchange for the consideration provided for in this Agreement, KM irrevocably and unconditionally releases the Corporation , its predecessors, parents, subsidiaries, affiliates, and past, present and future officers, directors, agents, consultants, employees, representatives, and insurers, as applicable, together with all successors and assigns of any of the foregoing (collectively, the “Releasees”), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature, or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity, or otherwise, under the laws of any jurisdiction, that KM or his predecessors, legal representatives, successors or assigns, ever had, now has, or hereafter can, shall, or may have, against the Releasees, as set forth above, jointly or severally, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through, and including, the date of this Agreement (“Claims”).

9. Confidentiality. The parties hereto agree that the terms and conditions of this Agreement are confidential and further agree that they shall not divulge the terms of this Agreement to third parties generally, except as required by applicable law or to enforce this Agreement or to defend against a claim related thereto; provided, however, that the parties may reveal such terms to their respective accountants, legal counsel and other professional advisors. In the event this covenant of confidentiality is breached, the Corporation and KM may pursue legal remedies for any damage arising from a breach of this Section 9. The parties agree that any press release or other public disclosure relating to the contents of this Agreement shall be mutually acceptable to both parties hereto. Notwithstanding the foregoing, the Corporation shall be under no obligation to reach agreement with KM on the contents of any such public announcement or disclosure required by applicable law, rule or regulation, including, but not limited to, any public announcement or disclosure required by federal or state securities laws, rules or regulations.  Notwithstanding anything provided elsewhere in this Section 9, the parties may make any disclosure required by law, subpoena, regulation or governing authority, including disclosure required by a self-regulatory organization such as the Financial Industry Regulatory Authority (“FINRA”) or the Securities and Exchange Commission (the “SEC”) and to their respective lawyers and accountants.  KM hereby authorizes the Corporation to disclose the terms and conditions of this Agreement in any filings it makes with the SEC and authorizes the Corporation to file this Agreement as an exhibit to any filings it makes with the SEC.

10. Cooperation.

a.

  KM agrees to give reasonable cooperation, at the Corporation's request, in any pending or future litigation, regulatory proceeding or arbitration brought against the Corporation or any of its affiliates and in any investigation the Corporation or any of its affiliates may conduct. The Corporation shall reimburse KM for all expenses reasonably incurred by him in compliance with this Section 10(a), but shall not reimburse KM for his time spent in compliance with this Section 10(a).  Furthermore, KM agrees, in the event he receives a court or administrative order, subpoena, request for interview or similar demand regarding the Corporation, including, but not limited to, from a regulatory or law enforcement agency, he shall, except to the extent he is advised not to do so by his legal counsel, immediately inform the Corporation in writing of his receipt of such subpoena request or similar demand.

b.

The Corporation agrees to cause its employees, officers, directors, agents and other representatives to give reasonable cooperation, at KM’s request, in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, formal or informal investigative or other), whether instituted by the any governmental agency, FINRA, the New York Stock Exchange, SEC, stockholder of the Corporation, or any other party, or any inquiry or investigation that KM in good faith believes might lead to the institution of any such action, suit or proceeding brought against KM.

11. Acknowledgement of Consideration. KM acknowledges that the only consideration that he has received for executing this Agreement is the consideration set forth in this Agreement and that no other promise, inducement, threat, agreement or understanding of any kind or description has been made with or to KM by the Corporation to cause him to agree to the terms of this Agreement.  KM acknowledges that other than as specifically set forth herein he has no claims for money due from the Corporation.

12. Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Corporation to:

   Sombrio Capital Corp.

   1150 Harry Hines Blvd.

   Suite #3

   Dallas, TX 75229

Phone:  866-649-0075

If to Ken MacAlpine to:

311 Tawny Rd.

Sarnia, Ontario N7S 5K1

CANADA

Phone:  519.542.1229

With a copy to:

Karen A. Batcher, Esq.

Synergen Law Group, APC

819 Anchorage Place, Suite 28

Chula Vista, CA 91914

Telephone: 619.475.7882

Facsimile: 619.512.5184

or at such other place as may be designated by a party in writing by like notice.

13. Further Assurances.  Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

14. Headings. The section headings contained herein are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

15. Counterparts.  This Agreement may be executed in counterparts, it being understood that such counterparts, taken together, shall constitute but one and the same agreement.  A facsimile signature shall constitute an original signature.

16. Governing Law, Venue, Waiver of Jury Trial.  This Agreement shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  Each of the parties hereto expressly and irrevocably: (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection they may have now or hereafter to the venue of any such suit, action or proceeding, and (3)  consents to the jurisdiction of either the New York State Supreme Court, County of New York, or the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

17. Entire Agreement.  This Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties pertaining to the subject matter hereof, whether oral, implied or written.  There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

18. Interpretation. The division of this Agreement into Sections, and subsections and the insertion of headings are for convenience of reference only and will not affect its construction or interpretation. Terms of gender will be deemed interchangeable, as will singular and plural terms, in each case, unless the context otherwise requires.

19. No Amendment/Waiver.  This Agreement may not be amended or modified in any manner nor may any of its provisions be waived except by written amendment executed by the parties expressly indicating the parties’ intention to so amend or modify this Agreement.  Any such amendment, modification or waiver shall be effective only in the specific instance and for the purpose for which it was given.

20. Non-Assignability.  The obligations of KM and the Corporation hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.

21. Severability.  The various Sections of this Agreement are severable, and if any Sections or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof.

22. No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

23. Third Party Beneficiaries.   KM’s estate and heirs are intended third party beneficiaries of KM’ rights and the Corporation’s obligations hereunder.

24.  RESERVD.

25. RESERVED.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

SOMBRIO CAPITAL CORP.

By: /s/ Ken MacAlpine

Name:

Ken MacAlpine

Title:    President, Secretary, Treasurer, Chief

            Executive Officer and Chief Financial

            Officer

/s/ Ken MacAlpine

Ken MacAlpine

KEN MACALPINE

/s/ Ken MacAlpine

Ken MacAlpine

[Signature Page to Separation Agreement]